UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2019

Sage Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36544	27-4486580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 First Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 299-8380

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2019, Sage Therapeutics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the “Underwriters”), pursuant to which the Underwriters agreed to purchase 3,333,334 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”). The offering price to the public is $150.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price per share of $146.42 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 500,000 shares of Common Stock at the same price per share as the Shares. The net proceeds to the Company from the sale of the Common Stock, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $488 million. The Company intends to use the net proceeds from this offering for general corporate purposes, including clinical trials of its product candidates. The offering is expected to close on February 27, 2019, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The offering was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-228879), including the prospectus dated December 18, 2018, as supplemented by a prospectus supplement dated February 25, 2019.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 25, 2019, the Company issued a press release announcing the offering and on February 25, 2019, the Company issued a press release announcing the pricing of the offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 25, 2019, by and among Sage Therapeutics, Inc. and Goldman Sachs & Co. LLC. and J.P. Morgan Securities LLC.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press release issued by Sage Therapeutics, Inc. on February 25, 2019.

99.2	Press release issued by Sage Therapeutics, Inc. on February 25, 2019.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2019	SAGE THERAPEUTICS, INC.

	By:	/s/ Anne Marie Cook
Anne Marie Cook
Senior Vice President, General Counsel